Exhibit (l)(2)

August 22, 2014

WESTERN ASSET MIDDLE MARKET INCOME FUND INC.

620 Eighth Avenue, 49th Floor

New York, New York 10018

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have served as Maryland counsel to Western Asset Middle Market Income Fund Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form N-2 (Registration No. 333-175535) and any related Registration Statement on Form N-2 filed by the Company pursuant to Rule 462(b) (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), for the offering by the Company of up to 60,000,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and each related preliminary prospectus included therein, in the forms in which they were transmitted to the Commission under the Securities Act;

2. The charter of the Company, as amended, corrected and supplemented to date (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

WESTERN ASSET MIDDLE MARKET INCOME FUND INC.

3. The Bylaws of the Company (the “By-Laws”), certified as of the date hereof by an Assistant Secretary of the Company;

4. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (or a duly authorized committee thereof) relating to the registration, sale and issuance of the Shares, certified as of the date hereof by an Assistant Secretary of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

6. A certificate executed by George P. Hoyt, Assistant Secretary of the Company, dated as of the date hereof.

As used herein, the phrase “known to us” is limited to the actual knowledge, without independent investigation, of the lawyers in this firm who have provided legal services to the Company in connection with the Registration Statement.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

WESTERN ASSET MIDDLE MARKET INCOME FUND INC.

5. Prior to the issuance of any Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares are duly authorized and, upon issuance and delivery of the Shares as contemplated by the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

FOLEY & LARDNER LLP

/s/ Foley & Lardner LLP